UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2021

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PSYCHEMEDICS CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	1-13738	58-1701987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

289 Great Road

Acton, Massachusetts 01720

(Address of Principal Executive Offices) (Zip Code)

(978) 206-8220

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock. $0.005 par value	PMD	The NASDAQ Stock Market, LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Settlement of Lawsuit Regarding California Wage and Hour Laws Compliance

On December 6, 2021, Psychemedics Corporation (the “Company”) entered into a binding Memorandum of Understanding (the “MOU”) to settle a purported class action lawsuit against it related to certain California wage and hour laws. The lawsuit, Enma Sagastume v. Psychemedics Corporation, Case No. 2:20-CV-06624-DSF, is pending in the United States District Court for the Central District of California (the “Lawsuit”) and is similar to numerous lawsuits filed against employers with operations in California.

In the binding MOU, the parties agreed to settle this matter for a payment by the Company of approximately $1,150,000 in exchange for the dismissal of the Lawsuit and a customary release of liability, subject only to final court approval and the process described below. Factoring in that process, the Company estimates that the settlement funds will be dispersed in the second half of 2022, subject to the actual timing of final court approval.

Although the Company believes that the allegations in the Lawsuit lack merit, it agreed at a mediation to enter into the binding MOU to settle the claims in the Lawsuit in order to avoid potentially significant legal fees, other expenses, and management time that would have to be devoted to protracted litigation in California regarding its wage and hour laws. The foregoing was also impacted in part by new California case law in February 2021 regarding meal period compliance. The allegations in the Lawsuit relate to alleged discrepancies in compliance with meal and rest periods required by California law and other alleged compliance discrepancies relating to the California wage and hour laws with respect to non-exempt hourly employees of the Company in California for a period since June 9, 2017. The Lawsuit sought recovery of wages, penalties, interest, attorneys’ fees and other alleged damages. As part of the settlement, the Company continues to deny any liability or wrongdoing with respect to the claims made in the Lawsuit.

The MOU assumes class certification for purposes of the settlement only. The settlement amount of $1,150,000, which includes plaintiff attorneys' fees and costs, is subject to potential increase based on any adjustments in the final class size and the exact period to be covered, as determined by the court’s final approval. However, the Company believes that such adjustments, if any, would likely be immaterial. Once court approved, in exchange for the settlement payment, the plaintiff and all class members who do not opt out of the settlement will provide a broad release of any liability relating to the subject matter of the Lawsuit, including any claims of such persons under California’s Private Attorneys' General Act of 2004. Such release is for the benefit of the Company, its affiliates and any successor to the Company. The Company has the right to revoke the settlement prior to court approval in the event opt-outs, if any, from the class membership exceed a specified level. While the settlement is subject to final court approval as is customary, the MOU expressly provides that it is binding on and enforceable by each of the parties thereto, including by any successor to the Company.

Because of the prior uncertainty surrounding this matter, no litigation reserve had previously been established by the Company. Even though actual payment of cash is not expected to occur until the second half of 2022 subject to the process described above, it is expected that the Company will recognize, as an accounting matter, a one-time, non-cash charge of $1,150,000 constituting a settlement reserve in the fourth quarter of 2021.

Item 8.01. Other Events.

Corporate Update on Strategic Alternatives Process

As previously disclosed, the Company’s Board of Directors authorized the Company to explore shareholder enhancement opportunities, including strategic alternatives, such as the potential sale or merger of the Company, capitalization optimization and dividend strategies. The Company continues to explore such opportunities. There can be no assurances that the shareholder enhancement review process will result in a transaction or other strategic change or outcome. The Company has not set a timetable for the conclusion of its review of strategic alternatives, and it does not intend to comment further unless and until the Board has approved a specific course of action or the Company has otherwise determined that further disclosure is appropriate or required by law. The Company’s Board of Directors has established a Committee to review shareholder enhancement opportunities. The Company has retained JMP Securities LLC, as its financial advisor, and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as its legal counsel, in connection with its exploration of shareholder enhancement opportunities. In addition, the Company engaged MTS Health Partners, L.P. to provide certain financial advisory services in connection with the foregoing.

Declaration of Cash Dividend of $0.05 per share

On December 10, 2021, the Company issued a press release announcing the declaration of a cash dividend of $0.05 per share payable on December 30, 2021 to holders of record on December 20, 2021. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including: statements regarding the completion of the settlement process; the future court approval and the timing; the expected date on which settlement funds will be paid; the future availability of such funds; statements about possible future cash dividends; and statements regarding any potential transaction resulting from our review of strategic alternatives. Such forward-looking statements are subject to important factors that may cause actual results to differ materially from the results anticipated in the forward-looking statements, including the uncertainties inherent in the scheduling and timing of court proceedings, especially during the pandemic; the possibility that the court may materially alter or fail to approve the terms of the settlement in the MOU; the sufficiency of the Company’s future cash position to pay the settlement; and the various “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. With respect to the continued payment of cash dividends, factors include, but are not limited to, the factors listed above, plus the impact of the COVID-19 pandemic on our business generally, cash flows, available surplus, capital expenditure reserves required, debt service obligations, regulatory requirements, requirements that may be imposed under our bank loan agreements and other factors that the Board of Directors of the Company may take into account. The forward-looking statements contained herein speak only of the Company's expectations as of the date of this press release. Except as may be required by law, the Company does not intend, nor undertake any duty, to update this information to reflect future events or circumstances.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

99.1	Press Release dated December 10, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION

Date: December 10, 2021	By:	/s/ Andrew Limbek
Andrew Limbek
Vice President, Controller